    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1995


                                                       REGISTRATION NO. 33-62143

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           SOUTHWEST GAS CORPORATION
                            SOUTHWEST GAS CAPITAL I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       CALIFORNIA                                              88-0085720
                        DELAWARE                                           TO BE APPLIED FOR
            (STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
             INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NUMBER)

                            ------------------------

                           5241 SPRING MOUNTAIN ROAD
                                 P.O. BOX 98510
                          LAS VEGAS, NEVADA 89193-8510
                                 (702) 876-7237
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF EACH
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                GEORGE C. BIEHL
                 SENIOR VICE PRESIDENT/CHIEF FINANCIAL OFFICER
                           SOUTHWEST GAS CORPORATION
                           5241 SPRING MOUNTAIN ROAD
                                 P.O. BOX 98510
                          LAS VEGAS, NEVADA 89193-8510
                                 (702) 876-7237
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                            ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           ---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED MAXIMUM
                        TITLE OF EACH CLASS OF                          AGGREGATE OFFERING          AMOUNT OF
                     SECURITIES TO BE REGISTERED                             PRICE(7)          REGISTRATION FEE(7)
--------------------------------------------------------------------------------------------------------------------
Debt Securities.......................................................         (1)(2)                  NA
--------------------------------------------------------------------------------------------------------------------
Preferred Stock ($50 par value).......................................         (1)(3)                  NA
--------------------------------------------------------------------------------------------------------------------
Depositary Shares.....................................................        (1)(3)(4)                NA
--------------------------------------------------------------------------------------------------------------------
Common Stock ($1 par value)...........................................         (1)(5)                  NA
--------------------------------------------------------------------------------------------------------------------
Preferred Securities of Southwest Gas Capital I.......................         (1)(2)                  NA
--------------------------------------------------------------------------------------------------------------------
Guarantee of Preferred Securities of Southwest Gas Capital I..........         (1)(6)                  NA
--------------------------------------------------------------------------------------------------------------------
Total.................................................................      $270,400,000             $93,243
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Footnotes from preceding page)

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $270,400,000 or, if any Debt Securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $270,400,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) Subordinated Debt Securities may be issued and sold to Southwest Gas Capital I, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Southwest Gas Capital I and the distribution of the assets thereof.

(3) Shares of Preferred Stock and Depositary Shares may be issuable upon conversion of Debt Securities registered hereby.

(4) In the event Southwest Gas Corporation elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depository Receipts will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the Depositary under any such Deposit Agreement.


(5) Shares of Common Stock may be issuable in primary offerings and upon conversion of the Preferred Stock, Debt Securities or Preferred Securities registered hereby.



(6) Includes the rights of holders of the Preferred Securities under the Guarantee and certain back-up undertakings as described in the Registration Statement. Pursuant to Rule 457(n) under the Securities Act of 1933, no fee is payable with respect to the Guarantee and back-up undertakings.


(7) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. Pursuant to Rule 429, $93,143 of the registration fee was previously paid in connection with Registration Statement No. 33-55621. The amount of the Securities being carried forward is $270,112,800.

     AS PERMITTED BY RULE 429, THE PROSPECTUS WITH RESPECT TO THIS REGISTRATION STATEMENT ALSO RELATES TO SOUTHWEST GAS CORPORATION'S REGISTRATION STATEMENT ON FORM S-3 (33-55621).

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


SUBJECT TO COMPLETION DATED OCTOBER 6, 1995

PROSPECTUS
                                  $270,400,000

                           SOUTHWEST GAS CORPORATION
            SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                          DEPOSITARY PREFERRED SHARES
                                  COMMON STOCK

                            SOUTHWEST GAS CAPITAL I
                              PREFERRED SECURITIES
     GUARANTEED TO THE EXTENT SET FORTH HEREIN BY SOUTHWEST GAS CORPORATION

    Southwest Gas Corporation (the "Company") may offer from time to time, in one or more series, its unsecured debt securities (the "Debt Securities"), consisting of either unsecured Debt Securities which, if issued, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company (the "Senior Debt Securities") or unsecured Debt Securities which, if issued, will be subordinate and junior in right of payment to certain other indebtedness of the Company on terms to be determined at the time of the offering (the "Subordinated Debt Securities"), shares of its Preferred Stock, $50 par value (the "Preferred Stock") and shares of its Common Stock, $1 par value (the "Common Stock"). Southwest Gas Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), may offer, from time to time, preferred securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities"). The Debt Securities, the Preferred Stock, the Common Stock and the Preferred Securities are collectively referred to herein as the "Securities." Securities will have a maximum aggregate offering price of $270,400,000 and will be offered on terms to be determined at the time of offering.

    The payment of periodic cash distributions ("distributions") with respect to the Preferred Securities out of moneys held by the Trust and payments on liquidation, redemption or otherwise with respect to the Preferred Securities, will be guaranteed by the Company to the extent described herein (the "Guarantee"). See "Description of the Guarantee". The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. Subordinated Debt Securities may be issued and sold by the Company to the Trust, or a trustee of the Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of the Trust. The Subordinated Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of the Trust upon the occurrence of certain events as described in an accompanying Prospectus Supplement (as defined below).

    In the case of Debt Securities, the specific title, the aggregate principal amount, the purchase price, the maturity, the rate (or method of calculation) and time of payment of interest, if any, the right of the Company, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, any redemption or sinking fund provisions, any conversion provisions, any subordination terms, any covenants and any other specific term of the Debt Securities will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement"). In the case of Preferred Stock, the specific number of shares, designation, liquidation preference per share, issuance price, dividend rate (or method of calculation), dividend payment dates, any redemption or sinking fund provisions, any conversion rights and other specific terms of the series of Preferred Stock will be set forth in the accompanying Prospectus Supplement. In addition, the Prospectus Supplement will describe whether interests in the Preferred Stock will be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"). In the case of Common Stock, the specific number of shares, issuance price per share and the initial dividend rate of any Special Common Stock (as defined herein), if Special Common Stock is to be issued, will be set forth in the accompanying Prospectus Supplement. In the case of Preferred Securities, the designation, number of securities, liquidation preference per security, purchase price, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions related to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase Subordinated Debt Securities of the Company will be set forth in the accompanying Prospectus Supplement. The Prospectus Supplement will also disclose whether the Securities will be listed on a national securities exchange and if they are not to be listed, the possible effects thereof on their marketability. If so specified in the accompanying Prospectus Supplement, Securities may be issued, in whole or in part, in book-entry form.

    Securities may be sold directly, through agents from time to time, through underwriters and/or dealers or through a combination of such methods. If any agent of the Company or any underwriter is involved in the sale of the Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution."

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is              , 1995

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at Room 1024 of the offices of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy materials and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.


     No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the obligations of the Trust under the Trust Securities (as defined herein) will be fully and unconditionally guaranteed by the Company to the extent that the Company has made a payment of interest or principal on the Subordinated Debt Securities. See "Particular Terms of the Subordinated Debt Securities Issued in Connection with Preferred Securities" and "Description of the Guarantee." The financial information for the Trust will be included in the consolidated financial statements of the Company.


     This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company and the Trust have filed with the Commission under the Securities Act of 1933, and reference is hereby made to such Registration Statement, including the exhibits thereto.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference the following documents of the Company filed with the Commission: (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, (3) Current Reports on Form 8-K dated April 17, 1995 and May 3, 1995; and (4) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such incorporated documents and should be read in conjunction therewith.

     The Company will provide without charge to each person, including any beneficial holder, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all the foregoing documents incorporated by reference herein, including exhibits specifically incorporated by reference in such documents but excluding all other exhibits to such documents. Requests should be directed to George C. Biehl, Senior Vice President and Chief Financial Officer, Southwest Gas Corporation,

5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number (702) 876-7237.

                                  THE COMPANY

     The Company, a California corporation, is comprised of two operating segments: natural gas operations and financial services. The financial services segment consists of PriMerit Bank, a Federal Savings Bank (the "Bank"), a wholly owned subsidiary, which operates principally in the thrift industry.

     The natural gas operations segment is engaged in the business of purchasing, transporting, and distributing natural gas in portions of Arizona, Nevada and California. Its several service areas are geographically as well as economically diverse. The Company is the largest distributor in Arizona, distributing and transporting gas in most of southern, central and northwestern Arizona. The Company is also the largest distributor and transporter of natural gas in Nevada. The Company also distributes and transports gas in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

     The Company is subject to regulation by the Arizona Corporation Commission, the Public Service Commission of Nevada (the "PSCN") and the California Public Utilities Commission (the "CPUC"). The CPUC regulates the issuance of all securities by the Company, with the exception of short-term borrowings. Certain of the Company's accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission.

     The Bank is a federally chartered stock savings bank conducting business through branch offices in Nevada. The Bank's deposit accounts are insured to the maximum extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund. The Bank is regulated by the Office of Thrift Supervision (the "OTS") and the FDIC and is a member of the Federal Home Loan Bank system.

     The Bank's principal business is to attract deposits from the general public and to make loans secured by real estate and other collateral that enable borrowers to purchase, refinance, construct or improve such property. Revenues are derived from interest on real estate loans and debt securities and, to a lesser extent, from interest on nonmortgage loans, gains on sales of loans and debt securities, and fees received in connection with loans and deposits. The Bank's major expense is the interest it pays on savings deposits and borrowings.

     The executive offices of the Company are located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number (702) 876-7237.

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (a "Declaration") executed by the Company, as sponsor for the Trust (the "Sponsor"), and Trustees (as defined herein) of the Trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 17, 1995. The Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of approximately 55 years but may terminate earlier, as provided in the Declaration.

     The Trust's business and affairs will be conducted by the trustees (the "Trustees") appointed by the Company as the direct holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of the Trust; provided that the number of Trustees may not be reduced to less than three. The duties and obligations of the Trustees will be governed by the Declaration. A majority of the Trustees of the Trust will be persons who are employees or officers of or who are affiliated with the Company (the "Regular Trustees"). One Trustee of the Trust will be a financial institution that is not affiliated with the Company, has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000 and will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Delaware Trustee will not be a trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and will not perform the functions of a trustee under such Act. Another financial institution that is not affiliated with the Company and has a specified minimum amount of aggregate capital and surplus and undivided profits of not less than $50,000,000 shall act as property trustee and as indenture trustee and trustee under the Guarantee, in each case, for the purposes of the Trust Indenture Act (the "Property Trustee"). The Company will pay all debts and obligations of the Trust (other than with respect to the Trust Securities) and all fees and expenses related to the Trust and the offering of the Trust Securities, the payment of which will be guaranteed by the Company.

     The Delaware Trustee for the Trust will be Wilmington Trust Company, 1100
N. Market Street, Wilmington, Delaware 19890. The Property Trustee, indenture trustee and trustee under the Guarantee will be Harris Trust and Savings Bank, 430 Park Avenue, 14th Floor, New York, New York 10022. The address for the Trust is c/o Southwest Gas Corporation, the sponsor of the Trust, at the Company's corporate headquarters located at 5241 Spring Mountain Road, Las Vegas, Nevada 89102, telephone (702) 876-7237.

     Harris Trust and Savings Bank and its affiliates may from time to time maintain lines of credit, act as trustee for senior debt and otherwise have customary banking relationships with the Company. Neither the Declaration nor the Indenture for the Subordinated Debt Securities precludes Harris Trust and Savings Bank or any of its affiliates from enforcing its rights or the rights of any holders of senior debt for which it acts as trustee as creditors of the Company unless there is an event of default under the Declaration or the Indenture for the Subordinated Debt Securities.

                                USE OF PROCEEDS

     The Trust will use all proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from the Company. Except as otherwise provided in the Prospectus Supplement, the Company intends to use the proceeds of the sale of the Subordinated Debt Securities to the Trust and the net proceeds from the sale of other Securities offered hereby to retire indebtedness and for general corporate purposes, including the acquisition of property for the construction, completion, extension or improvement of the Company's pipeline systems and facilities located in and around the communities it serves.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges for
(a) the natural gas operations segment of the Company and (b) the consolidated gas and financial services operations of the Company (i) without deposit interest included as a fixed charge and (ii) with deposit interest included as a fixed charge.

                                                                         FOR THE YEARS ENDED
                                                               ----------------------------------------
                                            FOR THE TWELVE
                                             MONTHS ENDED                    DECEMBER 31,
                                               JUNE 30,        ----------------------------------------
                                                 1995          1994     1993     1992     1991     1990
                                            --------------     ----     ----     ----     ----     ----
Ratios of earnings to fixed charges(1):
  Company (natural gas operations
     segment).............................       1.27          1.48     1.25     1.86     1.48     1.84
  Consolidated
     Without deposit interest.............       1.36          1.55     1.32     1.42      (2)     1.45
     With deposit interest................       1.23          1.36     1.18     1.20      (2)     1.24

---------------

(1) For purposes of computing the ratios of earnings to fixed charges, earnings are defined as the sum of pretax income plus fixed charges. Fixed charges consist of all interest expense including capitalized interest, one-third of rent expense (which approximates the interest component of such expense) and amortized debt costs.

(2) For the year ended December 31, 1991, consolidated earnings were insufficient to cover fixed charges, excluding and including deposit interest, by $13.5 million. This was primarily due to the recording of additional valuation reserves during 1991 by the Bank.

     The following table sets forth the ratios of earnings to combined fixed charges and preferred and preference stock dividends for (a) the natural gas segment of the Company and (b) the consolidated gas and financial services operations of the Company (i) without deposit interest included as a fixed charge and (ii) with deposit interest included as a fixed charge.

                                                                         FOR THE YEARS ENDED
                                                               ----------------------------------------
                                            FOR THE TWELVE
                                             MONTHS ENDED                    DECEMBER 31,
                                               JUNE 30,        ----------------------------------------
                                                 1995          1994     1993     1992     1991     1990
                                            --------------     ----     ----     ----     ----     ----
Ratios of earnings to combined fixed
  charges and preferred and preference
  stock dividends(1)
  Company (natural gas operations
     segment).............................       1.26          1.46     1.23     1.81     1.42     1.75
  Consolidated
     Without deposit interest.............       1.35          1.54     1.30     1.39      (2)     1.43
     With deposit interest................       1.22          1.35     1.17     1.18      (2)     1.22

---------------

(1) See Note 1 above. Preferred and preference stock dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.

(2) For the year ended December 31, 1991, consolidated earnings were insufficient to cover combined fixed charges and preferred and preference stock dividends by $14.8 million. This was primarily due to the recording of additional valuation reserves during 1991 by the Bank.

                         DESCRIPTION OF DEBT SECURITIES

     Debt Securities may be issued from time to time in series, either as Senior Debt Securities or Subordinated Debt Securities, each under an indenture (each, an "Indenture") between the Company and a bank or trust company selected to act as trustee as specified in the Prospectus Supplement relating thereto (the "Trustee"). Each Indenture will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part. As used under this caption, unless the context otherwise requires, Offered Debt Securities shall mean the Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement. The statements under this caption are brief summaries of certain provisions contained in the Indenture, do not purport to be complete and are qualified in their entirety by reference to the applicable Indentures, including the definition therein of certain terms, a copy of each of which is included or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture. The following sets forth certain general terms and provisions of the Debt Securities. Additional terms of Subordinated Debt Securities issued in connection with the Preferred Securities are set forth under the caption "Particular Terms of Subordinated Debt Securities Issued in Connection with Preferred Securities." Further terms of the Offered Debt Securities will be set forth in the Prospectus Supplement.

GENERAL

     Each Indenture provides for the issuance of Debt Securities in series, and does not limit the principal amount of Debt Securities which may be issued thereunder.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Offered Debt Securities in respect of which this Prospectus is being delivered: (a) the title of the Offered Debt Securities; (b) whether any of the Offered Debt Securities are to be issuable in bearer form or permanent global form and, if so, the terms and conditions, if any, upon which interests in such Offered Debt Securities in such bearer form or global form may be exchanged, in whole or in part, for the Offered Debt Securities represented thereby; (c) the person to whom any interest on any Offered Debt Security of the series shall be payable if other than the person in whose name the Offered Debt Security is registered on the Regular Record Date;
(d) the date or dates on which the Offered Debt Securities will mature; (e) the rate or rates at which the Offered Debt Securities will bear interest, if any;
(f) the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable and the Regular Record Date for any interest payable on any Interest Payment Date; (g) each office or agency where the principal of, premium (if any) and interest on the Offered Debt Securities will be payable; (h) the period or periods within which, the events upon the occurrence of which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company and any terms and conditions relevant thereto; (i) the obligation of the Company, if any, to redeem or repurchase the Offered Debt Securities at the option of the Holders; (j) the denominations in which any Offered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof with respect to Debt Securities, other than Subordinated Debt Securities issued in connection with Preferred Securities, or denominations of $25 and any integral multiple thereof with respect to Subordinated Debt Securities issued in connection with Preferred Securities; (k) the currency or currencies, including composite currencies, of payment of principal of and any premium and interest on the Offered Debt Securities, if other than U. S. Dollars; (l) any index or formula used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities; (m) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities of the series which will be payable upon declaration of the acceleration of the Maturity thereof; (n) any provisions relating to the conversion or exchange of the Offered Debt Securities into Common Stock, Preferred Stock or into Debt Securities of another series;
(o) any Events of Default with respect to the Offered Debt Securities, if not otherwise set forth under "Events of Default"; (p) any material covenants with respect to the Offered Debt Securities; (q) the applicability of the provisions described under "Defeasance"; and (r) any other terms of the Offered Debt Securities not inconsistent with the provisions of the applicable Indenture. The applicable Prospectus Supplement will also describe the following terms of the series of Subordinated Debt Securities offered hereby in respect of which this Prospectus is being delivered: (a) the rights, if any, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, and the duration of such extensions, and (b) the subordination terms of the Subordinated Debt Securities of such series.

     Debt Securities may be issued at a discount from their principal amount. Federal income tax considerations and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued in bearer form, with or without coupons. Federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable Prospectus Supplement.

CONVERSION RIGHTS

     The terms, if any, on which Debt Securities of a series may be exchanged for or converted into shares of Common Stock, Preferred Stock or Debt Securities of another series will be set forth in the Prospectus Supplement relating thereto.

EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest on the Debt Securities will be payable, and the exchange of and the transfer of Debt Securities will be registerable, at the office or agency of the Company maintained for such purpose in New York, New York and at any other office or agency maintained for such purpose. Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities, other than Subordinated Debt Securities issued in connection with Preferred Securities, will be issued in denominations of $1,000 or integral multiples thereof. Subordinated Debt Securities issued in connection with Preferred Securities will be issued in denominations of $25 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to the Company and thereafter the Holder of such Debt Security may look only to the Company for payment thereof.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Debt Depositary or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Each Global Security will be deposited with such Debt Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

     Notwithstanding any provision of the applicable Indenture or any Debt Security described herein, no Global Security may be transferred to, or registered or exchanged for Debt Securities registered in the name of, any Person other than the Debt Depositary for such Global Security or any nominee of such Debt Depositary, and no such transfer may be registered, unless (a) the Debt Depositary has notified the Company that it is unwilling or unable to continue as Debt Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (b) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (c) there shall exist such circumstances, if any, as may be described in the applicable Prospectus Supplement. All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Debt Depositary may direct.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Debt Depositary will be represented by a Global Security registered in the name of such Debt Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Debt Depositary for such Global Security, the Debt Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Debt Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Debt Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Debt Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certified form and will not be considered the Holders thereof for any purposes under the applicable Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Debt Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the applicable Indenture, the Debt Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Notwithstanding any other provisions to the contrary in the applicable Indenture, the rights of the beneficial owners of the Debt Securities to receive payment of the principal and premium, if any, of and interest on such Debt Securities, on or after the respective due dates expressed in such Debt Securities, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the beneficial owners.

     Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company, without the consent of any Holders of Outstanding Debt Securities, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, the Company, provided (a) that the Person (if other than the Company) formed by such consolidation or into which the Company is merged or which acquires or leases the assets of the Company substantially as an entirety is a Person organized and existing under the laws of any United States jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indentures, (b) that after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (c) that certain other conditions are met.

COVENANTS OF THE COMPANY

     The applicable Prospectus Supplement will describe any material covenants in respect of a series of Offered Debt Securities. Other than the covenants of the Company included in the Indentures as described above or as described in the applicable Prospectus Supplement, there are no covenants or provisions in the Offered Debt Securities or the Indentures that limit or restrict the Company's business or operations, the pledging of the Company's assets or the incurrence of indebtedness by the Company or that may afford Holders protection in the event of a highly leveraged transaction or leveraged buyout involving the Company.

EVENTS OF DEFAULT

     Unless otherwise specified in the applicable Prospectus Supplement, the following are Events of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; provided, however, that a valid extension of the maturity of Subordinated Debt Securities shall not constitute a default for this purpose; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; provided, however, that a valid extension of the interest payment provided by the Company for the Subordinated Debt Securities shall not constitute a default in the payment of interest for this purpose, and provided further that, if Subordinated Debt Securities are issued to the Trust or a Trustee of the Trust in connection with the issuance of Trust Securities by the Trust, such 30-day period will be replaced by a ten day period; (c) failure to make any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice by the Trustee or Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series as provided in the Indenture; (e) a default under any evidence of indebtedness for money borrowed by the Company (including a default with respect to Debt Securities of any other series) in an individual principal amount outstanding of at least $15,000,000 or under any instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including the Indentures) in an individual principal amount outstanding of at least $15,000,000, whether such indebtedness exists as of the date of the applicable Indenture or is thereafter created, which default results in the acceleration of such indebtedness without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 Business Days after written notice to the Company by the Trustee or by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization of the Company; (g) the voluntary or involuntary dissolution of the Trust pursuant to which (or of a Trustee of the Trust to which) Subordinated Debt Securities were issued in connection with the issuance of Trust Securities by the Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration; and (h) any other Event of Default provided with respect to Debt Securities of that series. If an Event of Default with respect to Outstanding Debt Securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

     Each Indenture provides that, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series.

     The Company will be required to furnish to the Trustee under each Indenture annually a statement as to the performance by the Company of its obligations under the Indenture and as to any default in such performance.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby;
(a) change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any Debt Security; (b) reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (d) change the currency of payment of principal of, or premium, if any, or interest on any Debt Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity or Redemption Date thereof; or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults.


     The Holders of at least a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain covenants of the Indenture. The applicable Prospectus Supplement will describe the terms of any such covenants. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of the Holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected.


DEFEASANCE

     Unless otherwise specified in the applicable Prospectus Supplement with respect to the Debt Securities of a series, other than Subordinated Debt Securities issued in connection with Preferred Securities, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace destroyed, stolen, lost or mutilated Debt Securities of such series, and to maintain Paying Agents and hold moneys for payment in trust) or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clauses (e) and (g) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Company deposits with the Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture shall have occurred and be continuing on the date of such deposit, (b) no Event of Default described under clause (f) under "Events of Default" above or event which with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause (f) shall have occurred and be continuing at any time during the period ending on the 91st day following such date of deposit, and (c) the Company shall have delivered an Opinion of Counsel to the effect that the Holders of the Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred. In the event the Company omits to comply with its remaining obligations under the applicable Indenture after a defeasance of the Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

GOVERNING LAW

     Each Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     Each Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.

                PARTICULAR TERMS OF SUBORDINATED DEBT SECURITIES
                 ISSUED IN CONNECTION WITH PREFERRED SECURITIES

     The statements under this caption are brief summaries of certain provisions of the Subordinated Debt Securities Indenture applicable to Subordinated Debt Securities issued in connection with Preferred Securities, do not purport to be complete and are qualified in their entirety by reference to the Subordinated Debt Securities Indenture.

     In the event Subordinated Debt Securities are issued to the Trust or a Trustee of the Trust in connection with the issuance of Trust Securities by the Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of the Trust Securities in connection with the dissolution of the Trust upon the occurrence of certain events described in the applicable Prospectus Supplement relating to the Trust Securities. Only one series of Subordinated Debt Securities will be issued to the Trust or a Trustee of the Trust in connection with the issuance of Trust Securities by the Trust.

     If Subordinated Debt Securities are issued to the Trust or a Trustee of the Trust in connection with the issuance of Trust Securities and (i) there shall have occurred any event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or Common Securities Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Debt Securities Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities; provided, however, that, restriction (a) above does not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

     In the event Subordinated Debt Securities are issued to the Trust or a Trustee of the Trust in connection with the issuance of Trust Securities, for so long as the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Subordinated Debt Securities Indenture may succeed to the Company's ownership of the Common Securities and (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration authorizes the Regular Trustees of the Trust to issue on behalf of the Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act.

     The Preferred Securities will have such terms, including distribution, redemption, voting and liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the applicable Prospectus Supplement relating to the Preferred Securities for specific terms, including (i) the distinctive designation of the Preferred Securities, (ii) the number of Preferred Securities and the date or dates upon which distributions shall be payable (provided, however, that, distributions on the Preferred Securities shall be payable on a quarterly basis to holders of the Preferred Securities as of a record date in each quarter during which the Preferred Securities are outstanding), (iii) whether distributions on Preferred Securities issued by the Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (iv) the amount or amounts which shall be paid out of the assets of the Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust, (v) the obligation, if any, of the Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which the Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vi) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified action or amendments to the Declaration, and (vii) any other relevant rights, preferences, privileges, limitations or restrictions on Preferred Securities consistent with the Declaration and applicable law.

     All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Guarantee". Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, the Trust will issue Common Securities having such terms including distribution, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities will be substantially identical to the terms of the Preferred Securities and the Common Securities, will rank pari passu, and payments will be made thereon pro rata with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote and to appoint, remove or replace any of the Trustees of the Trust. All of the Common Securities will be directly or indirectly owned by the Company.

                          DESCRIPTION OF THE GUARANTEE


     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. The Bank will have no obligation under the Guarantee. The Guarantee will be qualified as an indenture under the Trust Indenture Act. Harris Trust and Savings Bank will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.


GENERAL

     Pursuant to the Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to Preferred Securities (the "Guarantee Payments"), to the extent not paid by the Trust will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Company has made a payment of interest or principal on the Subordinated Debt Securities, (ii) the redemption price, including all accrued and unpaid distributions thereon, including interest thereon to the date of redemption (the "Redemption Price"), to the extent the Company has made a payment of interest or principal on the Subordinated Debt Securities with respect to any Preferred Securities called for redemption by the Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all the Preferred Securities upon the redemption or maturity of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.


     The Guarantee will be a full and unconditional guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance, but will not apply to any payment of distributions, except to the extent the Trust shall have funds available therefor as a result of payments of interest or principal on the Subordinated Debt Securities by the Company. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Particular Terms of Subordinated Debt Securities Issued in Connection with Preferred Securities."



     The obligations of the Company under the Declaration, the Guarantee, the Indenture with respect to the Subordinated Debt Securities issued in connection with the Preferred Securities and the Subordinated Debt Securities issued in connection with the Preferred Securities collectively provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities to the extent the Trust has funds available therefor as a result of payments of interest or principal on the Subordinated Debt Securities by the Company.


     The Company has also agreed to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that, upon an event of default under the Subordinated Debt Securities Indenture, holders of Preferred Securities under the Guarantee will have priority over holders of Common Securities under the

Common Securities Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities. However, the Guarantee will except from the foregoing any stock dividends paid by the Company, where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATIONS OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the Preferred Securities then outstanding. The manner of obtaining any such approval of holders of the Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to make any of the payments required by the Guarantee or to perform its other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.


     If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.


     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

     The Company is required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of its own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Subordinated Debt Securities held by the Trust to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company (other than the Common Securities Guarantee or any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any Affiliate of the Company), (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any Affiliate of the Company and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Restated Articles of Incorporation (the "Articles of Incorporation"), and the certificate of determination (a "Certificate of Determination") relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock.

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $1 par value, 200,000 shares of preferred stock, $50 par value ("preferred stock of the Company," which term, as used herein, includes the Preferred Stock offered hereby), 500,000 shares of cumulative preferred stock, $100 par value ("Cumulative Preferred Stock"), and 2,000,000 shares of preference stock, $20 par value (the "Preference Stock"). As of June 30, 1995 there were outstanding 23,898,709 shares of Common Stock and 40,000 shares of Cumulative Preferred Stock. No shares of preferred stock of the Company or Preference Stock of the Company were outstanding on this date.

     The Company is required to redeem 8,000 shares annually through 1999 of the Cumulative Preferred Stock at par value plus accrued dividends. All outstanding shares of Cumulative Preferred Stock are redeemable at the option of the Company at any time upon 30 days' notice at par value plus accrued dividends and a premium equal to the dividend rate in the first year commencing December 1, 1979 and declining ratably each year thereafter to par value. In addition, the Company may redeem up to 8,000 shares of Cumulative Preferred Stock (but not more than 45,000 shares in the aggregate) at par value plus accrued dividends on any mandatory redemption date without payment of a premium. The dividend rate on the Cumulative Preferred Stock is 9.5% and is cumulative.

     The Articles of Incorporation provide that in the event of involuntary liquidation, (a) before distributions may be made to holders of any other class of Junior Stock (as hereinafter defined), holders of Cumulative Preferred Stock are entitled to payment in full at par value, together with accrued dividends.

     The holders of shares of the Cumulative Preferred Stock are not entitled to notice of any meetings of shareholders or to vote upon the election of directors or upon any question affecting the management or affairs of the Company, except to the extent otherwise provided by law or the Certificate of Determination for the Cumulative Preferred Stock. The Certificate of Determination for the Cumulative Preferred Stock provides that the holders of all shares of Cumulative Preferred Stock, voting as a class, are entitled to elect two directors to the Board of Directors of the Company whenever four quarterly dividends upon any shares of Cumulative Preferred Stock are in arrears or any mandatory redemption payment is one year in arrears, until all dividends in default and mandatory redemption payments have been made. In addition, an affirmative vote of the holders of all shares of Cumulative Preferred Stock outstanding is required for the authorization or creation (or increase in the authorized amount) of any class of stock ranking senior to the Cumulative Preferred Stock. It is, however, permissible to issue up to 200,000 shares of preferred stock of the Company senior to the Cumulative Preferred Stock. The affirmative vote of 66 2/3% of the outstanding shares of Cumulative Preferred Stock is also required in order (a) to amend the Articles of Incorporation in certain respects that would adversely affect the rights of the holders of Cumulative Preferred Stock, (b) to increase the amount of Cumulative Preferred Stock authorized by the Articles of Incorporation or the authorization or creation of any class of stock ranking on a parity with the Cumulative Preferred Stock, (c) for the Company to sell, lease or convey substantially all of the business of the Company, the parting of control thereof or the merger or consolidation of the Company into another corporation in which the Company is not the surviving corporation, or (d) to issue or reissue any shares of Cumulative Preferred Stock ranking on a parity with the Cumulative Preferred Stock unless certain financial tests are met.

ISSUANCE OF PREFERRED STOCK

     Under the Articles of Incorporation, the Board of Directors of the Company is authorized without further shareholder action to provide for the issuance of up to 200,000 shares of preferred stock of the Company in preference to the holders of Cumulative Preferred Stock, Preference Stock and Common Stock (the Common Stock, Cumulative Preferred Stock and Preference Stock being herein referred to as "Junior Stock"), in one or more series, with such dividend rights, dividend rate, conversion rights, voting rights, rights and time of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and designation, as shall be stated in the resolution or resolutions providing for the issue of a series of such preferred stock of the Company adopted, at any time or from time to time, by the Board of Directors of the Company. The Board of Directors may also increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of that series.

     As described under "Description of Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts (the "Depositary Receipts"), each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) of a share of the particular series of the Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Preferred Stock.

     The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (a) the designation of such Preferred Stock and the number of shares offered; (b) the amount of liquidation preference per share; (c) the initial public offering price at which such Preferred Stock will be issued; (d) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any; (e) any redemption or sinking fund provisions; (f) any conversion rights; (g) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares;" and (h) any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Preferred Stock to receive dividends and distributions of assets will be subordinate to those of the Company's general creditors, but superior to the rights of holders of Junior Stock. See "Description of Common Stock" for a description of certain provisions of State and federal law and the Articles of Incorporation and Bylaws of the Company which may affect holders of Preferred Stock.

DIVIDEND RIGHTS

     Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the Prospectus Supplement relating to such series of the Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary (as hereinafter defined) referred to under "Description of Depositary Shares") on such record dates, fixed by the Board of Directors of the Company, as specified in the Prospectus Supplement relating to such series of Preferred Stock.

     Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement relating to such series of Preferred Stock. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such series.

     Unless otherwise specified in the applicable Prospectus Supplement, so long as the shares of any series of the Preferred Stock are outstanding, unless (a) full dividends (including if such Preferred Stock is cumulative, dividends for prior dividend periods) have been paid or declared and set apart for payment on all outstanding shares of the Preferred Stock of such series and all other classes and series of preferred stock of the Company (other than Junior Stock) and (b) the Company is not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of Preferred Stock of such series or any shares of any other preferred stock of the Company of any class or series (other than Junior Stock), the Company may not declare any dividends on any shares of Common Stock of the Company or any other stock of the Company ranking as to dividends or distributions of assets junior to such series of Preferred Stock, or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Stock.

LIQUIDATION PREFERENCES

     Unless otherwise specified in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to the holders of Junior Stock, the amount set forth in the Prospectus Supplement relating to such series of the Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other shares of preferred stock of the Company (including any other series of the Preferred Stock) ranking as to any such distribution on a parity with such series of the Preferred Stock are not paid in full, the holders of the Preferred Stock of such series and of such other shares of preferred stock of the Company will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of the Preferred Stock will be entitled to no further participation in any distribution of assets by the Company.

REDEMPTION

     A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the Prospectus Supplement relating to such series. Unless otherwise provided in the applicable Prospectus Supplement, shares of the Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of preferred stock of the Company.

     In the event that fewer than all of the outstanding shares of a series of the Preferred Stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by the Company or by any other method as may be determined by the Company in its sole discretion to be equitable. From and after the redemption date (unless default is made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any) dividends will cease to accumulate on the shares of the Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) will cease.

     Unless otherwise specified in the applicable Prospectus Supplement, so long as any dividends on shares of any series of the Preferred Stock or any other series of preferred stock of the Company ranking on a parity as to dividends and distribution of assets with such series of the Preferred Stock are in arrears, no shares of any such series of the Preferred Stock or such other series of preferred stock of the Company will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

CONVERSION RIGHTS

     The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock or another series of Preferred Stock will be set forth in the Prospectus Supplement relating thereto. See "Description of Common Stock."

VOTING RIGHTS

     Except as indicated below or in a Prospectus Supplement relating to a particular series of the Preferred Stock, or except as required by applicable law, the holders of the Preferred Stock will not be entitled to vote for any purpose.

     Unless otherwise specified in the applicable Prospectus Supplement, so long as any shares of the Preferred Stock of a series remain outstanding, the consent or the affirmative vote of the holders of at least a majority of the votes entitled to be cast with respect to the then outstanding shares of such series of the Preferred Stock together with any Other Preferred Stock (as defined below), voting as one class, either expressed in writing or at a meeting called for that purpose, will be necessary (a) to permit, effect or validate the authorization, or any increase in the authorized amount, of any class or series of shares of the Company ranking prior to the Preferred Stock of such series as to dividends, voting or upon distribution of assets and (b) to repeal, amend or otherwise change any of the provisions applicable to the Preferred Stock of such series in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of such series of the Preferred Stock. In case any series of the Preferred Stock would be so affected by any such action referred to in clause (b) above in a different manner than one or more series of the Other Preferred Stock then outstanding, the holders of shares of the Preferred Stock of such series, together with any series of the Other Preferred Stock which will be similarly affected, will be entitled to vote as a class, and the Company will not take such action without the consent or affirmative vote, as above provided, of at least a majority of the total number of votes entitled to be cast with respect to each such series of the Preferred Stock and the Other Preferred Stock, then outstanding, in lieu of the consent or affirmative vote hereinabove otherwise required.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to any matter as to which the Preferred Stock of any series is entitled to vote, holders of the Preferred Stock of such series and any other series of preferred stock of the Company ranking on a parity with such series of the Preferred Stock as to dividends and distributions of assets and which by its terms provides for similar voting rights (the "Other Preferred Stock") will be entitled to cast the number of votes set forth in the Prospectus Supplement with respect to that series of Preferred Stock. As a result of the provisions described in the preceding paragraph requiring the holders of shares of a series of the Preferred Stock to vote together as a class with the holders of shares of one or more series of Other Preferred Stock, it is possible that the holders of such shares of Other Preferred Stock could approve action that would adversely affect such series of Preferred Stock, including the creation of a class of capital stock ranking prior to such series of Preferred Stock as to dividends, voting or distributions of assets.

     As more fully described below under "Description of Depositary Shares," if the Company elects to issue Depositary Shares, each representing a fraction of a share of a series of the Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote per Depositary Share.

TRANSFER AGENT AND REGISTRAR

     Unless otherwise indicated in a Prospectus Supplement relating thereto, the Company will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the Preferred Stock.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock. The forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Company may, at its option, elect to offer fractional shares of Preferred Stock rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock) of a share of a particular series of the Preferred Stock as described below.

     The shares of any series of the Preferred Stock represented by Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") among the Company, a bank or trust company selected by the Company (the "Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will in general be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

     The Depositary Shares relating to any series of the Preferred Stock will be evidenced by Depositary Receipts issued pursuant to the related Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing such Depositary Shares in accordance with the terms of the offering made by the related Prospectus Supplement.

     Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Receipts is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts. However, there may be no market for the underlying Preferred Stock and once the underlying Preferred Stock is withdrawn from the Depositary, it may not be redeposited.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts relating to such Preferred Stock in proportion, insofar as practicable, to the respective numbers of Depositary Shares evidenced by such Depositary Receipts held by such holders on the relevant record date. The Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash, the Depositary will distribute such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders on the relevant record date, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of such securities or property.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock will be made available to holders of Depositary Receipts.

     The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes and governmental charges.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary will mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Receipts evidencing the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock plus all money and other property, if any, payable with respect to such Depositary Share, including all amounts payable by the Company in respect of any accumulated but unpaid dividends. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata (subject to rounding to avoid fractions of Depositary Shares) as may be determined by the Depositary.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any moneys or other property to which such holders were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting or action to be taken by written consent at or as to which the holders of the Preferred Stock are entitled to vote or consent, the Depositary will mail the information contained in such notice of meeting or action to the record holders of the Depositary Receipts evidencing the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights or the giving or refusal of consent, as the case may be, pertaining to the number of shares of the Preferred Stock represented by the Depositary Shares evidenced by such holder's Depositary Receipts. The Depositary will endeavor, insofar as practicable, to vote, or give or withhold consent with respect to, the maximum number of whole shares of the Preferred Stock represented by all Depositary Shares as to which any particular voting or consent instructions are received, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting, or giving consents with respect to, shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares relating to any series of Preferred Stock and any provision of the related Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. However, any amendment which imposes or increases any fees, taxes or charges upon holders of Depositary Shares or Depositary Receipts relating to any series of Preferred Stock or which materially and adversely alters the existing rights of such holders will not be effective unless such amendment has been approved by the record holders of Depositary Receipts evidencing at least a majority of such Depositary Shares then outstanding. Notwithstanding the foregoing, no such amendment may impair the right of any holder of Depositary Shares or Depositary Receipts to receive any moneys or other property to which such holder may be entitled under the terms of such Depositary Receipts or the Deposit Agreement at the times and in the manner and amount provided for therein. A Deposit Agreement may be terminated by the Company or the Depositary only after (a) all outstanding Depositary Shares relating thereto have been redeemed and any accumulated and unpaid dividends on the Preferred Stock represented by the Depositary Shares, together with all other moneys and property, if any, to which holders of the related Depositary Receipts are entitled under the terms of such Depositary Receipts or the related Deposit Agreement, have been paid or distributed as provided in the Deposit Agreement or provision therefor has been duly made, (b) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Receipts, or (c) in the event the Depositary Shares relate to a series of Preferred Stock which is convertible into shares of Common Stock or another series of Preferred Stock, all outstanding Depositary Shares have been converted into shares of Common Stock or another series of Preferred Stock.

MISCELLANEOUS

     The Depositary will forward to record holders of Depositary Receipts, at their respective addresses appearing in the Depositary's books, all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock or Depositary Receipts.

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Receipts evidencing the Depositary Shares, any redemption of the Preferred Stock and any withdrawals of Preferred Stock by the holders of Depositary Shares. Holders of Depositary Shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

     The Deposit Agreement will contain provisions relating to adjustments in the fraction of a share of Preferred Stock represented by a Depositary Share in the event of a change in par value, split-up, combination or other reclassification of the Preferred Stock or upon any recapitalization, merger or sale of substantially all of the assets of the Company as an entirety.

     Neither the Depositary nor any of its agents nor any registrar nor the Company will be (a) liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement, (b) subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for the relevant party's gross negligence or willful misconduct, or (c) obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or the Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by holders of Depositary Receipts or other persons in good faith believed to be competent and on documents reasonably believed to be genuine.

RESIGNATION OR REMOVAL OF DEPOSITARY

     The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

                          DESCRIPTION OF COMMON STOCK
GENERAL


     The holders of the outstanding shares of Common Stock have full voting rights, one vote for each share held of record. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Upon liquidation, dissolution, or winding up of the Company (but subject to the rights of holders of preferred stock of the Company, Cumulative Preferred Stock and Preference Stock), the assets legally available for distribution to holders of Common Stock will be distributed ratably among such holders. Holders of Common Stock have no preemptive or other subscription or conversion rights, and no liability for further calls upon shares. The Common Stock is not subject to assessment. Shares of Common Stock may be issued in series with a special initial dividend rate as hereinafter described (any such series, being referred to herein as "Special Common Stock"). No shares of Special Common Stock are outstanding and the Company does not intend to offer such securities in the future.


     Subject to the rights of holders of preferred stock of the Company, Cumulative Preferred Stock and Preference Stock, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. Dividends on all series of Common Stock must have the same record and payment dates. No series of Common Stock may have preference over any other series as to the payment of dividends, but the amount of cash dividends paid may vary among series.

     Under the terms of the Articles of Incorporation, the initial dividend rate on any Special Common Stock issued by the Company must be established by the Board of Directors of the Company at or before the issuance thereof at an annual rate greater than four times the last quarterly dividend paid on Common Stock which is not Special Common Stock (referred to herein as "Original Common Stock"). The initial dividend rate on any series of Special Common Stock offered by any Prospectus Supplement will be described in such Prospectus Supplement.

     The initial dividend rate on each share of Special Common Stock must be reduced if the quarterly dividend on a share of Original Common Stock is reduced and on the same percentage basis. The initial dividend rate on each share of Special Common Stock must also be increased if the dividend on a share of Original Common Stock is increased and on the same percentage basis; provided that at no time may the dividend on a share of Special Common Stock of any series exceed the greater of (a) one-fourth of the initial annual dividend rate established at the time of issuance of any such share of Special Common Stock, or (b) the dividend rate concurrently being paid on each of the outstanding shares of Original Common Stock. Shares of Special Common Stock of any series will cease to be shares of Special Common Stock (and will thereafter be considered to be shares of Original Common Stock) at any time that the aggregate of all dividends paid during any fiscal year on shares of Special Common Stock of that series fails to exceed the aggregate of all dividends paid by the Company during such year on each share of Original Common Stock.

     The Company is the transfer agent and registrar for the Common Stock.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

     The Company's Articles of Incorporation contain provisions which require a super-majority vote of the holders of Common Stock in order for certain types of business combinations to be approved. These provisions are applicable to (a) any merger or consolidation of the Company with or into a dominant stockholder (as hereinafter defined) or any entity controlled by a dominant stockholder, (b) any merger of a dominant stockholder with or into the Company or any corporation controlled by or under common control with the Company, (c) any sale, lease, exchange or transfer of all or substantially all of the property and assets of the Company to a dominant stockholder or any entity controlled by or under common control with a dominant stockholder, (d) any purchase, lease, exchange, transfer or acquisition by the Company of all or substantially all of the property and assets of a dominant stockholder or any entity controlled by or under common control with a dominant stockholder, (e) any recapitalization of the Company that would have the effect of increasing the voting power of a dominant stockholder, and (f) any agreement, contract or other arrangement providing for any of the foregoing. The term "dominant stockholder" is defined as any person that, together with any affiliate or associate, beneficially owns in the aggregate 10% or more of the outstanding Common Stock of the Company.

     The affirmative vote of not fewer than 85% of the outstanding shares of Common Stock must approve a business combination, unless (a) the Board of Directors of the Company has approved the business combination by the affirmative vote of (i) not fewer than 65% of its members if the business combination is approved in advance of the dominant stockholder becoming a dominant stockholder or the acquisition of shares of Common Stock that caused the dominant stockholder to become a dominant stockholder has been approved in advance, or (ii) not fewer than 85% of its members in all other circumstances, or (b) the Board of Directors of the Company by an affirmative vote of not fewer than 85% has determined that the cash or fair value of the properties, securities or other consideration to be received by the holders of Common Stock in the business combination is not less than the highest per share price paid by the dominant stockholder in acquiring any of its holdings of the Common Stock. These provisions may only be amended by an affirmative vote of 65% of the outstanding shares of the Company's Common Stock, unless there is a dominant stockholder at the time of the vote, in which event a vote of 85% of the outstanding shares of Common Stock is required.

     California law permits corporations to limit or eliminate the personal liability of their directors in any action, including actions brought by the corporation or its shareholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, a director must act in good faith, in a manner such director believes to be in the best interests of the corporation and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. As a result, the available relief to a corporation and its shareholders may be limited to equitable remedies such as injunction or rescission if a company indemnifies its directors to the fullest extent permitted by California law.

     Article VIII of the Company's Articles of Incorporation and Bylaws limit the liability of directors of the Company to the Company or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by California law. Specifically, directors of the Company are not personally liable to the Company or its shareholders for monetary damages for breach of a director's fiduciary duty as a director, except
(a) on account of profits made in connection with a purchase or sale of securities in violation of Section 16(b) of the Exchange Act, (b) if a court of competent jurisdiction determines that indemnification is unlawful, (c) for acts or omissions involving intentional misconduct or knowing and culpable violations of law, (d) for acts or omissions that the director believed to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (e) for any transaction for which the director derived an improper benefit, (f) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (g) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duties to the corporation or its shareholders, (h) for liabilities arising out of transactions in which the director had a personal interest, (i) for the approval of distributions to the Company's shareholders in violation of California law, or (j) for the approval of the making by the Company of any loan of money or property to a director or officer of the Company or the guarantee of the obligations of any such director or officer in violation of California law. The inclusion of these provisions in the Company's Articles of Incorporation and Bylaws may have the effect of reducing the likelihood of litigation against directors of the Company, even though such an action, if successful, might otherwise have benefited the Company or its shareholders.

CERTAIN PROVISIONS OF STATE AND FEDERAL LAW

     Arizona regulates certain business combinations by an "interested shareholder" of a public corporation if the public corporation (a) has issued securities under Section 12 of the Exchange Act, (b) has its principal place of business in the State of Arizona, (c) owns or controls assets located within the State of Arizona with a fair market value of at least one million dollars, and
(d) has more than 500 employees in the State of Arizona. The Company believes that these provisions are currently applicable to the Company. A person becomes an interested shareholder under the Arizona business combination statute upon the acquisition of 10% or more of the outstanding voting shares of the public corporation. The term "business combination" is broadly defined to include not only acquisitions, but also restructuring transactions and transactions in which the interested shareholder, or its associates or affiliates, receive financial assistance or tax advantages from the public corporation. Business combinations must be approved by a majority of the members of a committee of disinterested directors in advance of the interested person becoming an interested person or the consummation of the business combination must be delayed for three years and the price to be paid must meet certain fair price criteria. The committee must consider the long term interests of the public corporation in connection with approving any such transaction. Additional restrictions are applicable to acquisitions of control of 20% or more of a public corporation's voting stock.

     Under California law, if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an "interested party", an affirmative opinion in writing as to the fairness of the consideration to be received by the shareholders must be delivered to each shareholder. The term "interested party" means a person who is a party to the transaction and who (a) directly or indirectly controls the corporation that is the subject of the tender offer or proposal, (b) is, or is directly or indirectly controlled by, an officer or director of the corporation, or (c) is an entity in which a material financial interest is held by any director or executive officer.

     No public utility or any of its affiliates may acquire any of the capital stock of a public utility organized under California law, without CPUC approval, if (a) the acquiror transacts business in California, or (b) the CPUC determines that CPUC approval is otherwise required by the public interest. In addition, a change in control application must be filed with the CPUC in connection with any change in control of a public utility organized under California law. PSCN approval is also required prior to any proposed transfer of 15% or more of the common stock of a public utility doing business in Nevada.

     No person may acquire 5% or more of the voting stock of a gas utility (other than by merger), without Securities and Exchange Commission (the "Commission") approval, if such person owns 5% or more of the stock of another public utility or public utility holding company. A registered public utility holding company may not acquire any security of another gas utility without Commission approval, unless the transaction is exempt under the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"), or the regulations promulgated thereunder. A person becomes a holding company required to be registered under PUHCA upon acquisition of 10% or more of the voting stock of a gas utility, unless the Commission determines that the person does not control the gas utility. The Commission may condition any such determination upon the applicant refraining from exercising voting rights, controlling proxies or designating officers or directors. The Commission may not approve the acquisition of securities of a gas utility unless it determines that the acquisition would tend toward the economical and efficient development of an integrated public utility system and would not be detrimental to investor interests. The Commission may also condition its approval of the acquisition of the securities of a gas utility upon a fair offer being made for the other securities of the utility.

     In addition to being a gas utility, the Company is also a savings and loan holding company. No person may acquire control of a savings and loan holding company without the prior approval of the OTS, unless the transaction is exempt. A person is conclusively deemed to have obtained control of a savings and loan holding company if it (a) has acquired any combination of voting stock and irrevocable proxies representing more than 25% of any class of voting stock of the savings and loan holding company, or (b) controls in any manner the election of a majority of the directors of the savings and loan holding company or savings and loan association. A person who has acquired more than 10% of any class of voting stock of the savings and loan holding company may also be deemed to have control of the savings and loan holding company if certain control factors are present.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement. The Company has reserved the right to sell Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.


     Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize dealers, acting as the Company's agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.


     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities.

     Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by O'Melveny & Myers.

                                    EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included in the Annual Report on Form 10-K for the year ended December 31, 1994, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, DEALER OR UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------
                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
The Company...........................    3
The Trust.............................    3
Use of Proceeds.......................    4
Ratios of Earnings to Fixed Charges...    5
Description of Debt Securities........    5
Particular Terms of Subordinated Debt
  Securities Issued in Connection with
  Preferred Securities................   11
Description of the Preferred
  Securities..........................   12
Description of the Guarantee..........   13
Description of Preferred Stock........   15
Description of Depositary Shares......   19
Description of Common Stock...........   22
Plan of Distribution..................   25
Legal Matters.........................   26
Experts...............................   26
--------------------------------------------
--------------------------------------------

------------------------------------------------------
------------------------------------------------------

                                  $270,400,000

                                     LOGO(R)

                                 SOUTHWEST GAS
                                  CORPORATION

                                   SECURITIES
                              --------------------

                                   PROSPECTUS
                              --------------------
------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

        Registration fee.................................................  $   93,243
        Rating agency fees...............................................     160,000
        Printing and engraving expenses..................................     220,000
        Accounting fees and expenses.....................................     350,000
        Legal fees and expenses..........................................     600,000
        Blue sky fees and expenses.......................................      20,000
        Fees and expenses of Transfer Agent, Trustee and Depositary......      30,000
        Listing Fees.....................................................      80,000
        Miscellaneous....................................................      25,000
                                                                              -------
               Total.....................................................  $1,578,243
                                                                              =======

---------------

* Expenses are estimated except for the registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VIII of the Company's Bylaws provides for the indemnification of directors, officers and agents as allowed by statute. In addition, the Company has purchased directors and officers insurance policies which provide insurance against certain liabilities for directors and officers of the Company and the Regular Trustees.

     The Declaration of the Trust provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of the Trust also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of the Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Trust prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

ITEM 16. EXHIBITS.


        EXHIBIT
        NUMBER                               DESCRIPTION OF EXHIBIT
        -------     -------------------------------------------------------------------------
          *1.01     Forms of Underwriting Agreement.
           3.01     Restated Articles of Incorporation of the Company (included as an exhibit to the Company's Registration Statement No. 2-92938 on Form S-2 and
                    incorporated herein by reference).
           4.01     Form of Guarantee with respect to Preferred Securities.
           4.02     Form of Deposit Agreement (included as an exhibit to the Registrant's
                    Registration Statement No. 33-55621 on Form S-3 and incorporated herein by reference).
           4.03     Form of Depositary Receipt (attached as Exhibit A to Deposit Agreement included as Exhibit 4.02 hereto).
           4.04     Form of Indenture relating to the Senior Debt Securities (included as an exhibit to the Registrant's Registration Statement No. 33-55621 on Form
                    S-3 and incorporated herein by reference).
         **4.05     Certificate of Trust of Southwest Gas Capital I.
           4.06     Form of Amended and Restated Declaration of Trust of Southwest Gas
                    Capital I.
         **4.07     Form of Indenture relating to the Subordinated Debt Securities.
         **4.08     Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Preferred Securities.
           4.09     Form of Preferred Security (attached as Annex I to Exhibit A to the
                    Amended and Restated Declaration of Trust of Southwest Gas Capital I
                    included as Exhibit 4.06 hereto).
         **4.10     Form of Subordinated Debt Security (included in the Form of Supplemental
                    Indenture included as Exhibit 4.08 hereto).
           5.1      Opinion of O'Melveny & Myers as to the validity of Securities issued by the Company.
           5.2      Opinion of Skadden, Arps, Slate, Meagher & Flom as to the validity of
                    Securities issued by Southwest Gas Capital I.
          *8.01     Opinion of O'Melveny & Myers as to certain federal taxation matters.
        **12.01     Computation of Ratios of Earnings to Fixed Charges of the Company.
          23.01     Consent of Arthur Andersen LLP.
          23.02     Consent of O'Melveny & Myers (included in Exhibit 5.1).
         *23.03     Consent of O'Melveny & Myers (included in Exhibit 8.01).
          23.04     Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit
                    5.2).
        **24.01     Power of Attorney (included on page II-5).
         *25.01     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939
                    of           under the Indenture relating to the Senior Debt Securities.
        **25.02     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank under the Indenture relating to the
                    Subordinated Debt Securities.
        **25.03     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank under the Amended and Restated
                    Declaration of Trust of Southwest Gas Capital I.
        **25.04     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank under the Guarantee for the benefit of the holders of Preferred Securities.
          99.01     Form of Prospectus Supplement for Preferred Securities.


---------------

 * To be filed by amendment or pursuant to a Form 8-K.


** Previously filed.

ITEM 17. UNDERTAKINGS.

     Each of the undersigned Registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a period report filed by each Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (6) That, for the purposes of determining any liability under the Securities Act of 1933:

             (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

             (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The Company hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under the Indenture relating to the Senior Debt Securities to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement (No. 33-62143) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of October, 1995.


                                          SOUTHWEST GAS CORPORATION

                                          By     /s/  MICHAEL O. MAFFIE
                                             ---------------------------------
                                                     Michael O. Maffie
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement (No. 33-62143) has been signed by the following persons in the capacities indicated as of the 6th day of October, 1995.



                   SIGNATURE                                TITLE
-----------------------------------------------  ----------------------------
            /s/  MICHAEL O. MAFFIE                 Director, President and
     ---------------------------------------       Chief Executive Officer
              (Michael O. Maffie)                    (Principal Executive
                                                           Officer)

             /s/  GEORGE C. BIEHL                 Senior Vice President and
     ---------------------------------------       Chief Financial Officer
               (George C. Biehl)                     (Principal Financial
                                                           Officer)

             /s/  EDWARD A. JANOV                    Controller and Chief
     ---------------------------------------          Accounting Officer
               (Edward A. Janov)                    (Principal Accounting
                                                           Officer)

                      *                                    Director
     ---------------------------------------
             (Ralph C. Batastini)

                      *                                    Director
     ---------------------------------------
              (Manuel J. Cortez)

                      *                                    Director
     ---------------------------------------
                (Lloyd T. Dyer)

                      *                             Chairman of the Board
     ---------------------------------------             of Directors
               (Kenny C. Guinn)

                      *                                    Director
     ---------------------------------------
              (Thomas Y. Hartley)

                      *                                    Director
     ---------------------------------------
              (Michael B. Jager)

                   SIGNATURE                                TITLE
-----------------------------------------------  ----------------------------
                      *                                    Director
     ---------------------------------------
               (Leonard R. Judd)

                      *                                    Director
     ---------------------------------------
             (James R. Lincicome)

                      *                                    Director
     ---------------------------------------
              (Carolyn M. Sparks)

                      *                                    Director
     ---------------------------------------
               (Robert S. Sundt)

    *By      /s/  GEORGE C. BIEHL
        ------------------------------------
                George C. Biehl
               Attorney-in-fact



     Pursuant to the requirements of the Securities Act of 1933, Southwest Gas Capital I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement (No. 33-62143) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of October, 1995.


                                          SOUTHWEST GAS CAPITAL I

                                          By:      /s/  GEORGE C. BIEHL
                                              --------------------------------
                                                  George C. Biehl, Trustee

                                          By:      /s/  JEFFREY W. SHAW
                                              --------------------------------
                                                  Jeffrey W. Shaw, Trustee

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                   DESCRIPTION OF EXHIBIT
-------     ---------------------------------------------------------------------------------
   4.01     Form of Guarantee with respect to Preferred Securities
   4.06     Form of Amended and Restated Declaration of Trust of Southwest Gas Capital I
   4.09     Form of Preferred Security (attached as Annex I to Exhibit A to the Amended and
            Restated Declaration of Trust of Southwest Gas Capital I included as Exhibit 4.06 hereto).
   5.1      Opinion of O'Melveny & Myers as to the validity of Securities issued by the
            Company.
   5.2      Opinion of Skadden, Arps, Slate, Meagher & Flom as to the validity of Securities issued by Southwest Gas Capital I.
  23.01     Consent of Arthur Andersen LLP
  23.02     Consent of O'Melveny & Myers (included in Exhibit 5.1).
  23.04     Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.2).
  99.01     Form of Prospectus Supplement for Preferred Securities